Exhibit 99.1
                                    AGREEMENT
                          TO JOINTLY FILE SCHEDULE 13D


      The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Innovive Pharmaceuticals and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.



Dated: July __, 2006
                             -----------------------------------------------
                                      Lindsay A. Rosenwald, M.D.



                             Paramount Biosciences, LLC


                             by:
                                  ------------------------------------------
                                      Lindsay A. Rosenwald, M.D.,
                                      Managing Member